UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 11, 2008

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-
1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Fiscal Year 2009 Executive Officer Bonus Plan Funding & Performance Metrics

On September 11, 2008, the Company’s Compensation Committee authorized the funding targets and performance metrics to be used for calculating annual bonus awards to each of the Company’s executive officers for fiscal year 2009 under the Company’s Executive Officer Performance Bonus Plan (EPB). The EPB has been amended and restated, subject to approval by the Company’s shareholders at the 2008 Annual General Meeting. The maximum funding level under the EPB for fiscal year 2009 is approximately 200% of the target funding level. The funding of the EPB is determined based on the Company’s performance with respect to an adjusted non-GAAP earnings per share goal and certain corporate quality goals relating to minimizing defective parts and product returns. The funded amount is allocated among eligible participants in the EPB based upon their base salary and their target bonus expressed as a percentage of base salary. The fiscal year 2009 target bonus levels, expressed as a percentage of base salary, for the Company’s senior executive officers (Messrs. Watkins, Wickersham, Pope, Dexheimer, and Whitmore), who will also be included as the Named Executive Officers in the Company’s fiscal year 2008 Proxy Statement, are shown in the table below.

The fiscal year 2009 target bonus levels for the Company’s senior executive officers are as follow:

NAME AND POSITION	Target Bonus (% of FY 2009 Base Salary)
William D. Watkins, Chief Executive Officer	150
David A. Wickersham, President & Chief Operating Officer	125
Charles C. Pope, Executive Vice President	100
Brian S. Dexheimer, Division President	125
Robert W. Whitmore, Chief Technology Officer	100

Each individual would receive their target bonus, subject to discretion of the Compensation Committee to reduce such amounts, in the event that this Plan is funded at the target funding level. As previously disclosed, Patrick O’Malley assumed the role of Chief Financial Officer on August 25, 2008 and will have a bonus target of 100% of Base Salary for fiscal year 2009. In addition to the target (and maximum) bonus expressed as a percentage of base salary approved for each individual, a fixed amount of $2 million will be set aside for distribution to the Company’s executive officers in proportion to the amount of their target bonus in the event that the minimum level of adjusted non-GAAP earnings per share is achieved. This amount may be reduced by the Compensation Committee in its discretion. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the EPB based on outstanding individual performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY, INC.

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Senior Vice President, General Counsel and Secretary

Date: September 12, 2008

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